Exhibit 10.1

Consulting Agreement

This agreement (the “Agreement”) dated and effective this 4th day of June, 2012 by and between Tianyin Pharmaceutical Co., Inc, a Delaware corporation (“TPI” or the “Company”), and James T. McCubbin (“Consultant”).

Recitals

I.           TPI desires to obtain consulting and advisory services from Consultant.

II.          Consultant, on a part time basis, is in the business of providing such consulting and advisory services and has agreed to provide the services on the terms and conditions set forth in this Agreement.

Now, therefore, in consideration of the faithful performance of the obligations set forth herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Consultant and TPI hereby agree as follows.

Terms

1.
Scope of Services.  Consultant will perform part-time consulting and advisory services at the direction of the Company’s CFO, for and on behalf of TPI in regards to assisting the CFO of the Company as it pertains to the Company’s financial regulatory filing matters.  Consultant will provide up to 8 hours, part time, per month of services.  Any work that requires more then 8 hours of services per month will be pre-approved by the CFO.  Performance of services will be provided at a location and at a time as determined by Consultant and will not require travel.  Any travel requested of Consultant will mutually pre-approved by both the Consultant and the Company’s CFO.

2.
Compensation.  As compensation for Consultant’s services, TPI shall pay Consultant USD $1,000.00 per month, at the beginning of each such month, for up to 8 hours of services per month, for the term of the term of the Agreement.  Additional services will be billed at USD $150.00 per hour.

3.
Expenses. TPI shall pay all reasonable costs and expenses incurred by Consultant, its officers, employees and agents, in carrying out its duties and obligations pursuant to the provision of this Agreement, excluding Consultant’s general and administrative expenses and costs; provided, however, that all costs and expense items in excess of USD $500.00 must be approved by the Audit Committee in writing prior to Consultant’s incurrence of the same.

4.
Status of Consultant.  Consultant shall act as an independent consultant and not as an agent or employee of TPI and Consultant shall make no representation as an agent or employee of TPI.  Consultant shall furnish insurance and be responsible for all taxes as an independent consultant.  Consultant shall have no authority to bind TPI or incur other obligations on behalf of TPI or any of its wholly owned subsidiaries.  Likewise, TPI shall have no authority to bind or incur obligations on behalf of Consultant.

Consultant shall report directly to TPI’s Chief Financial Officer.  Management of TPI will take all actions necessary to cooperate with the Consultant and grant the Consultant access to all necessary data and personnel so that Consultant may effectively carry out the services contemplated by this Agreement.

5.
Confidentiality Agreement.  Consultant hereby acknowledges that certain of the information received by it pursuant to this Agreement may be confidential and/or proprietary, including Information with respect to TPI’s technologies, products, business plans, marketing, and other Information which must be maintained by Consultant as confidential.  Confidential information shall be used by Consultant only in connection with services rendered under this Agreement.  The term "Confidential Information” does not include information which (i) was or becomes generally available to the public other than as a result of a disclosure by the undersigned or its representatives in violation of this Agreement; (ii) was or becomes available to the undersigned on a non-confidential basis from a source other than TPI or its representatives provided that such source is not known to you to be bound by a confidentiality agreement with TPI, or otherwise prohibited from transmitting the information to the undersigned by a contractual, legal or fiduciary obligation; or (iii) was within Consultant’s possession prior to its being furnished by or on behalf of TPI. Consultant agrees to safeguard confidential Information of TPI and will not disclose or permit the use or disclosure of any such information, except as authorized in advance by TPI in writing.  Consultant further agrees to surrender all confidential data to TPI either on request, cancellation, or termination of this Agreement and will not retain copies, notes, or memoranda of such data. The obligations specified in this section shall be deemed to survive the termination of this Agreement.  Consultant agrees that in the event of a breach or threatened breach of this provision by Consultant that TPI will suffer harm for which money damages will not be sufficient compensation.  As a result, Consultant agrees to the entry of an injunction to prevent or stop such breach and further agrees to waive the posting of any bond by TPI to secure such injunction.

6.
Indemnification.  TPI agrees to indemnify and hold harmless Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which Consultant may become subject, because of the actions of TPI or its agents.  Likewise, Consultant agrees to indemnify and hold harmless TPI against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which TPI may become subject, because of the actions of Consultant or its agents.

7.
Governing Law; Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be fully performed therein, without regard to conflicts of law principles. If any provision hereof is found invalid or unenforceable, that part shall be amended to achieve as nearly as possible the same effect as the original provision and the remainder of this Agreement shall remain in full force and effect.  Any dispute arising from or in connection with this Agreement shall be submitted before an American Arbitration Association (“AAA”) panel of arbitrators in the state of New York under the AAA’s national rules for resolution.  The arbitral award is final and binding upon both parties.  Notwithstanding the foregoing, either party may seek injunctive relief in order to prevent a breach or ongoing breach of Section 5 from any court of competent jurisdiction.

8.
Conflict of Interest. Consultant shall be free to perform services for other persons.  Consultant will notify TPI of its performance of consulting services for any other client that could conflict with its obligations under this Agreement, in which case TPI shall have the option to terminate this Agreement without any further payment to Consultant or penalty.

9.
Severability.  This Agreement may be dissolved at any time at the express consent of both parties subject to Section 10.  In the event any part of this Agreement shall be held to be invalid by any competent court or arbitration panel, this Agreement shall be interpreted as if only that part is invalid and that the parties to this Agreement will continue to execute the rest of this Agreement to the best of their abilities unless both parties mutually consent to the dissolution of this Agreement.

This Agreement constitutes the entire contract of the parties with respect to the matters addressed herein and no modifications of this Agreement shall be enforceable unless in writing signed by both Consultant and TPI.  This Agreement is not assignable by either party without the consent of the other.

10.
Term.  The term of this Agreement is twelve months, and may be extended for an additional twelve months upon mutual written consent, commencing on the date hereof (the “Term”).  Either party hereto may terminate this engagement as follows:

Either party hereto may terminate this Agreement by providing the other party a 30-day written notification. In the event of such termination by TPI, Consultant shall be entitled to cash compensation to the extent it is unpaid, pro-rated from the notice date of termination, along with reimbursement of any non-paid, approved, out-of-pocket expenses up to the effective date of termination.

IN WITNESS WHEREOF Consultant and TPI have executed this Agreement on the date first written above.

Company: Tianyin Pharmaceutical Co., Inc. (“TPI”)

/s/ Guoqing Jiang
Authorized Person: Guoqing Jiang, CEO

Consultant: James T. McCubbin

/s/ James T. McCubbin
Signature